EXHIBIT 32

Certification Pursuant to Rule 13a-14(b)

Under the Securities Exchange Act of 1934 and

Section 1350, Chapter 63 of Title 18, United States Code

Pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and section 1350, chapter 63 of title 18, United States Code, each of the undersigned officers of Weyerhaeuser Company, a Washington corporation (the “Company”), hereby certifies that:

The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and dated October 30, 2020 (the “Form 10-Q”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DEVIN W. STOCKFISH
Devin W. Stockfish President and Chief Executive Officer

Dated:	October 30, 2020

/s/ RUSSELL S. HAGEN
Russell S. Hagen Senior Vice President and Chief Financial Officer

Dated:	October 30, 2020